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                                                                      EXHIBIT 21

                            CUMBERLAND BANCORP, INC.
                              LIST OF SUBSIDIARIES
                                 AS OF 12-31-99


         Wholly-Owned Bank Subsidiaries
                  Bank of Dyer - Dyer, Tennessee
                  BankTennessee - Collierville, Tennessee
                  Cumberland Bank - Carthage, Tennessee
                  The Community Bank - Nashville, Tennessee

         Wholly-Owned Non-Bank Subsidiaries
                  Cumberland Finance, Inc.
                  Cumberland Mortgage, Inc.
                  CBC Financial Services, Inc.
                  Cumberland Life Insurance, Inc.
                  InsureTennessee
                  TitleTennessee, LLC




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